UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 16, 2007

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 16, 2007, Public Media Works, Inc. (the “Company”) executed a debt conversion agreement with an individual accredited investor for the conversion of $11,141 in Company debt into 111,410 shares of Company Common Stock for $.10 per share. The description of the terms of the debt conversion agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

On November 16, 2007, the Company executed a debt conversion agreement with an individual accredited investor for the conversion of $68,397 in Company debt into 683,970 shares of Company Common Stock for $.10 per share. The description of the terms of the debt conversion agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

On November 16, 2007, the Company executed a subscription and debt conversion agreement with George Mainas, a Company director and principal shareholder and debt holder, for the sale of 500,000 shares of Company common stock for $.10 per share for an aggregate purchase price of $50,000, and the conversion of $104,493 in Company debt into 1,044,930 shares of Company Common Stock for $.10 per share. The private placement proceeds will be used by the Company to pay Savvior Technology Solutions to settle any further claims as described below, and for working capital. The description of the terms of the subscription and debt conversion agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

Effective November 20, 2007, the Company executed a Settlement Agreement dated November 16, 2007 with Savvior Technology Solutions pursuant to which the Company agreed to pay Savvior the amount of $40,250 on or before December 1, 2007 in full satisfaction of all disputed amounts claimed to be owed by Savvior and settlement of all outstanding matters between the parties.

Effective as of November 12, 2007, the Company adopted the 2007 Equity Incentive Plan which provides for the issuance of up to 1,000,000 options to purchase Company common stock. The description of the terms of the plan is qualified by reference to the complete copy of such plan which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described above in Item 1.01, in connection with the note conversion agreements and note conversion and subscription agreement, the Company has agreed to issue a total of 1,840,310 shares of Company common stock to three individuals related to debt conversion, and 500,000 shares to one individual for a private placement. The issuance of the Company’s shares of common stock to the accredited investors was exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof. The 1,544,930 shares of the Company’s Common Stock to be issued to Mr. Mainas are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption thereunder. The 745,380 shares of the Company Common Stock to be issued to the other two individuals relates to the conversion of debt held by such individuals for over two years and are therefore not restricted and may be sold by such individuals under Rule 144(k) of the Act, and 50,000 shares of Company Common Stock to be issued to one of the individuals relates to the conversion of debt held for over one year and therefore may be sold under Rule 144 of the Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.61	Debt Conversion Agreement dated November 12, 2007

10.62	Debt Conversion Agreement dated November 12, 2007

10.63	Subscription and Debt Conversion Agreement dated November 12, 2007

10.64	Settlement Agreement and Mutual Release with Savvior Technology Solutions dated November 16, 2007

10.65	2007 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: November 16, 2007	By:	/s/ Corbin Bernsen
Corbin Bernsen
Chief Executive Officer